SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2006

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2006, Dresser, Inc. (the "Company") announced that Jennifer L. Botter has been appointed as Corporate Controller and Chief Accounting Officer of the Company. A copy of the related press release is attached hereto as Exhibit 99.1.

Ms. Botter has held various financial management positions with Sun Healthcare Group, Inc., a billion dollar, publicly traded company, since 1998. Most recently, she was senior vice president of finance and corporate controller. Prior to joining Sun, she served in financial positions at the corporate and division level for various companies including Astra-Zeneca, Inc. and IBM.

The Company and Ms. Botter have entered into an Executive Employment Agreement, which is effective as of May 1, 2006 and provides for, among other things, a minimum annual base salary and participation in the Company's annual incentive plan. Ms. Botter also is entitled to participate in the Company's benefit plans to the same extent as other executives generally. In addition, she has certain severance payment, vesting and other rights in the event her employment is terminated under certain conditions and would be bound by a one-year covenant not to compete upon certain termination events.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated May 1, 2006 relating to the appointment of Jennifer L. Botter as Corporate Controller and Chief Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006	Dresser, Inc. /s/ PATRICK M. MURRAY Patrick M. Murray Chief Executive Officer and Chairman of the Board /s/ ROBERT D. WOLTIL Robert D. Woltil Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No. Description

99.1 Press release dated May 1, 2006 relating to the appointment of Jennifer L. Botter as Corporate Controller and Chief Accounting Officer.

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